151 Farmington Avenue                Susan E. Bryant
         Hartford, CT  06156                  Counsel
                                              Investments & Financial Services
                                              Law Division RC4A
                                              (860) 273-7834
                                              Fax: (860) 273-8340

December 17, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated December 29, 1995 (incorporated by reference to the 24f-2 Notice for the fiscal year ended October 31, 1995 filed on behalf of Aetna Series Fund, Inc.) as an exhibit to this Post-Effective Amendment No. 4 on Form N-1A to Registration Statement (File Nos. 33-85620 and 811-6352). I also consent to my being named under the caption "Legal Matters" in the prospectus contained in the Post-Effective Amendment.

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel